EXHIBIT INDEX

(d)(5) Investment Management Services Agreement between Registrant, on behalf of RiverSource Floating Rate Fund, and RiverSource Investments, LLC, dated Jan. 12, 2006.

(d)(11) Subadvisory Transfer Agreement, dated Oct. 1, 2005, between Ameriprise Financial, Inc. and Wellington Managment Company, LLP.

(d)(12) Subadvisory Transfer Agreement, dated Oct. 1, 2005, between Ameriprise Financial, Inc. and Lord, Abbett & Co.

(d)(13) Subadvisory Transfer Agreement, dated Oct. 1, 2005, between Ameriprise Financial, Inc. and American Century Investment Management, Inc.

(i) Opinion and consent of counsel as to the legality of the securities being registered.

(m)(5) Amendment, dated Jan. 12, 2006, to Plan and Agreement of Distribution (Classes A, B and C), dated Oct. 1, 2005, between the Registrant, on behalf of RiverSource Core Bond Fund, RiverSource Income Opportunities Fund and RiverSource Limited Duration Bond Fund, and Ameriprise Financial Services, Inc.

(q)(1) Directors'/Trustees Power of Attorney to sign Amendments to this Registration Statement, dated Jan. 11, 2006.